SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities and Exchange Act of 1934


File by registrant  [X}
File by a party other than the regristrant   [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement
[X]  Definitive proxy statement
[ ]  Definitive addtional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

              VALLEY FORGE SCIENTIFIC CORP.
     (Name of Registrant as Specified in its Charter)

              VALLEY FORGE SCIENTIFIC CORP.
     (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[X]  No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11 Act Rule 14a-6(i)(3)

     (1)  Title of each class of securities to which transaction applies:
______________________________________________________________

     (2)  Aggregate number of securities to which transaction applies:
______________________________________________________________

     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.
______________________________________________________________

     (4)  Proposed maximum aggregate value of transaction:
______________________________________________________________

     (5)  Total fee paid:
__________________________________________________________

     [ ]  Fee paid previously with preliminary materials.
__________________________________________________________

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:
__________________________________________________________
     (2)  Form, Scheudle or Registration Statement No.:
__________________________________________________________
     (3)  Filing Party:
_________________________________________________________
     (4)  Date Filed:
_________________________________________________________

                VALLEY FORGE SCIENTIFIC CORP.
                     136 Green Tree Road
                  Oaks, Pennsylvania 19456
          ________________________________________
          NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       June 25, 1997
          ________________________________________


To the Shareholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of
Shareholders of Valley Forge Scientific Corp. (the "Company") will be held at the Valley Forge Hilton, at 251 West DeKalb Pike, King of
Prussia, Pennsylvania on June 25, 1997 at 4:00 P.M. local time, for the following purposes:

     1. To elect six directors of the Company to serve for the following year and until their successors have been elected and qualified;

     2. To receive reports of Officers; and

     3. To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on May
22, 1997 as the record date for determining shareholders entitled to notice of the meeting and to vote at such meeting or any adjournment thereof, and only shareholders of record at the close of business on May 22, 1997 are entitled to notice of and vote at such meeting.

     A copy of the Company's Annual Report for the fiscal year ended September 30, 1996, is enclosed herewith.

     You are cordially invited to attend the meeting. Whether or not you plan to attend, you are urged to complete, date and sign the enclosed proxy and return it promptly. If you receive more than one form of proxy, it is an indication that your shares are registered in more than one account, and each such proxy must be completed and returned if you wish to vote all of your shares eligible to be voted at the meeting.

                                   By Order of the Board of Directors


                                   Thomas J.Gilloway, Secretary
Dated:    Oaks, Pennsylvania
          May 22, 1997



PLEASE COMPLETE AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, YOUR PROXY WILL BE RETURNED TO YOU UPON REQUEST TO THE SECRETARY OF THE COMPANY.

                      VALLEY FORGE SCIENTIFIC CORP.
                          136 Green Tree Road
                       Oaks, Pennsylvania 19456
                           _______________
                           PROXY STATEMENT
                           _______________

     The enclosed proxy is solicited pursuant to this proxy statement
(to be mailed on or about May 23, 1997) by the Board of Directors of Valley Forge Scientific Corp. (the "Company") for use at the 1996 Annual Meeting of Shareholders to be held at the time and place shown in the attached Notice of Annual Meeting of Shareholders. Shares represented by the properly executed proxies, if returned in time, will be voted at the meeting as specified, or, if not otherwise specified, in favor of the election of directors of the nominees named herein. Such proxies are revocable at any time before they are exercised by written notice to the Secretary of the Company. Management is not aware at the date hereof of any matters to be presented at this meeting other than the election of directors. If any other materials are properly presented, the persons named in the proxy will vote thereon according to their best judgment.

                             RECORD DATE

     The record date for determining the holders of common stock
("Common Stock") of the Company who are entitled to notice and to vote at the annual meeting was May 22, 1997.

                           VOTING SECURITIES

     At May 22, 1997, the Company had 8,229,384 shares of
Common Stock outstanding. Holders of record of Common Stock as of such date will be entitled to one vote for each share held.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth as of April 30, 1997, certain information with respect to the beneficial ownership of Common Stock, by each person known to the Company to own beneficially 5% or more of the outstanding Common Stock, by each director and nominee, and by all officers and directors as a group.

                                 Amount of
Name and Address of              Beneficial               Percentage
Beneficial Owners (1)            Ownership                  Owned

Jerry L. Malis (2)(3)            1,282,276                  15.3%
Thomas J. Gilloway(2)(3)         1,001,375                  12.0%
Dr. Leonard I. Malis(2)            895,575                  10.9%
Bernard H. Shuman(2)(4)            136,467                   1.7%
Bruce A. Murray(2)(5)                9,500                    *
All officers and directors
as a group (5 persons)           3,325,193                  38.8%

* less than 1%


(1) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)  The mailing address of Messrs. Malis, Gilloway, Shuman and
     Murray and Dr. Malis, directors of the Company, is 136 Green
     Tree Road, Oaks, Pennsylvania 19456.

(3) Includes 50,000 shares of Common Stock which may be purchased by each of Jerry L. Malis and Thomas J. Gilloway through the exercise of stock options issued pursuant to the Company's Non-Qualified Stock Option Plan at a per share exercise price of $1.56; 50,000 shares of Common Stock which may be purchased by each of Jerry L. Malis and Thomas J. Gilloway through the exercise of stock options at a per share exercise price of $3.625; and 50,000 shares of Common Stock which may be purchased by each of Jerry L. Malis and Thomas
     J. Gilloway through the exercise of stock options at a per share exercise price of $2.375.

(4) Includes 25,000 shares of Common Stock which may be purchase by Mr. Shuman through the exercise of stock options issued pursuant to the Company's Non-Qualified Stock Option
     Plan at a per share exercise price of $2.31. The record owner of 111,467 shares of Common Stock is The Bernard H. Shuman
     Living Trust, a trust in which Mr. Shuman is designated as the sole trustee and for which he possesses the power to vote the shares.

(5) Includes 5,000 shares of Common Stock which may be purchased by Mr. Murray through the exercise of stock options issued pursuant to the Company's Non-Qualified Stock Option Plan at a per share exercise price of $3.625; 1,000 shares of Common Stock which may be purchased at a per share exercise price of $4.25; 1,000 shares of Common Stock which may be purchased at a per share exercise price of $2.50 per share; and 2,500 shares of Common Stock which may be purchased at a per share exercise price of $2.31.


              PROPOSALS TO BE ACTED UPON AT THE ANNUAL MEETING

PROPOSAL 1 - ELECTION OF DIRECTORS

     The Company's by-laws provide that the Board of Directors shall consist of not fewer than 3 members. The Board of Directors has fixed the number of Directors at six. Jerry L. Malis, Thomas J. Gilloway, Leonard
I. Malis, Bruce A. Murray and Bernard H. Shuman, who have each been nominated for election as a director by the Board of Directors, were elected to serve their present terms on May 8, 1996. Mr. Robert H. Dick, who has been nominated for election by the Board of Directors, is not currently a director of the Company. All directors hold office until the next annual meeting of shareholders, or until their successors are elected and qualified.

     It is the intention of the persons named in the accompanying proxy to vote, unless otherwise instructed, for the election as directors of the six nominees named hereinafter. All nominees have expressed their willingness to serve as directors. If any of the nominees should be unable to serve, the proxies will be voted for the election of such other person or persons as shall be determined by the person in the proxy in accordance with their judgment. The Company is not aware of any reason why any of the nominees, if elected, should be unable to serve as a director. The vote of a plurality of a quorum of stockholders present in person or by proxy at the annual meeting of shareholders is required for the election of the nominees.

                                                                   Director
Name                 Age               Position(s)                   Since
____________________________________________________________________________

Jerry L. Malis       64      Chairman of the Board and President     1980
Thomas J. Gilloway   59      Executive Vice President, Secretary,    1984
                             Treasurer and Director
Leonard I. Malis     77      Director                                1989
Bruce A. Murray      60      Director                                1992
Bernard H. Shuman    72      Vice President and Director             1994
Robert H. Dick       53

     Jerry L. Malis has served as President or Vice-President and a Director of the Company since its inception in March 1980. As of June
30, 1989, Mr. Malis was elected as Chairman of the Board of the Company. He has published over fifty articles in the biological science, electronics and engineering fields, and has been issued twelve United States patents. Mr. Malis coordinates and supervises the development, engineering and manufacturing of the Company's products and is in charge of the daily business operations of the Company. He devotes substantially all his business time to the business of the Company.

     Thomas J. Gilloway has been Executive Vice President and a Director of the Company since December 1984, and as of June 30, 1989 was appointed Secretary and Treasurer of the Company. From the Company's inception in March 1980 to December 21, 1984, Mr. Gilloway served in capacities as a Vice-President and Treasurer. Mr. Gilloway received his undergraduate degree from LaSalle University in 1959 and his graduate degree from Temple University in 1963. Prior to his involvement with the Company, Mr. Gilloway was employed in a marketing capacity for Scott Paper Company, C.R. Bard, Inc., and CheckPoint Systems as Director of Marketing. He is involved with marketing, regulatory and contract administration matters for the Company and devotes substantially all his business time to the business of the Company.

     Leonard I. Malis, M.D., a consultant to the Company since its inception in March 1980, has been a director since June 30, 1989. Dr. Malis was Professor and Chairman of the Department of Neurosurgery at Mount Sinai School of Medicine, New York, New York, from 1971 until 1993, and is currently Professor Emeritus at Mount Sinai School of Medicine. Dr. Malis has been issued five United States patents and has designed and trademarked over one hundred instruments. He has published over one hundred articles in medical journals and reviews and is the author of ten chapters in textbooks on neurosurgery.

     Bruce A. Murray has been a director of the Company since
October 14, 1992.  He is a Managing Member of The Change
Management Group, LLC, a management consulting company and a Director and a consultant to Erbtech Engineering, Inc., a designer and manufacturer of high power RF devices used in the medical industry.
From 1991 to May 1993, he was a senior consultant with the management consulting firm of Rath and Strong. From 1984 to August 1991, Mr.
Murray held positions within the Pfizer Hospital Products Group, as Director of Engineering-Surgical Products, Corporate Vice President - Research and Development, and Senior Vice President and Business
Manager - Surgical Products. He has also held senior management positions with Valleylab, Inc., Picker Corporation Electronics Division, Ball Brothers Research Corporation and IIT Research Institute. Mr.
Murray received both his B.S. in Engineering and his M.B.A. from the Illinois Institute of Technology, and is an adjunct instructor in business strategies at the University of Colorado.

     Bernard H. Shuman has been a director of the Company since
September 1, 1994.   Mr. Shuman is currently Vice President-Technology
for the Company and President of Diversified Electronics Company, Inc., a wholly owned subsidiary of the Company. Prior to September 1, 1994, Mr. Shuman served as President and director of Diversified Electronic Corporation ("Diversified"), a specialty electronics manufacturer which merged into the Company on August 31, 1994.

     Robert H. Dick has been a partner in Boles & Company, an investment banking firm since April 1996. Prior to becoming a partner in Boles & Company, he was President, CEO and CFO of two Boles &
Company clients: BioMagnetic Therapy Systems, Inc. (from September
1995 to April 1996) and Pharmx, Inc. (from May 1994 to May 1995).
From April 1987 to May 1994, Mr. Dick served as Vice President-International for Codman & Shurtleff, Inc., a Johnson & Johnson subsidiary, where he was responsible for new business development and sales and marketing in non-U.S. markets. Mr. Dick has also held other business development and sales and marketing positions with Codman & Shurtleff, Inc., and product management positions with USCI Surgical Products, a division of C.R. Bard.

     Jerry L. Malis and Dr. Leonard I. Malis are brothers.  The
Company's executive officers are elected annually by the Company's directors and shall continue to serve until their successors are elected and qualified.

                    Meetings of the Board of Directors

     During the fiscal year ended September 30, 1996 there were no
meetings of the Company's Board of Directors.   The Company does not
have any standing committees.

                          Executive Compensation

     The following table sets forth the compensation paid by the Company to its executive officers for the three fiscal years ended September 30, 1996.

                       Summary Compensation Table

                                                     Number of Shares of
Name and               Fiscal                        Common Stock Underlying
Principal Position      Year      Salary(1)          Options Granted
_______________________________________________________________________________


Jerry L. Malis         1996       $163,592                 --
 President             1995        163,592               50,000
                       1994        146,628                 --


Thomas J. Gilloway     1996       $139,634                 --
 Executive Vice        1995        139,634               50,000
 President             1994        124,848                 --


Bernard H. Shuman      1996       $105,000               25,000
 Vice President
   Technology

(1) Non-cash compensation did not exceed the lesser of $50,000 or 10% of the cash compensation for the named individual.

             Stock Options Granted in Fiscal Year 1996

           Number of Shares      Percent of
           of Common Stock       Total Options
           Underlying Options    Granted to         Exercise    Expiration
Name       Granted               Employees            Price        Date
____________________________________________________________________________

Bernard H.    25,000               57%                $2.31    July 26, 2001
  Shuman


     Effective July 1, 1994, the Company entered into employment agreements with Jerry L. Malis, President, and Thomas J. Gilloway, Executive Vice President for a term of 63 months. The agreements provide for annual base salaries to Mr. Malis and Mr. Gilloway of $148,720 and $126,940, respectively, in 1994, with annual base salary increases of 10% commencing on October 1, 1994. For the year ended September 30, 1996, Messrs. Malis and Gilloway waived their right to the 10% increase in base salary for that year. The agreements also provide that Messrs. Malis and Gilloway may each receive such other cash and stock bonuses as may be determined from time to time by the Board of Directors. The employment agreements may be terminated for cause. In addition, the agreements provide that in the event of a change of control (as defined in the Securities Exchange Act of 1934) of the Company, the employee may terminate his employment for "good reason" and shall be entitled to receive a payment equal to the lesser of (i) 2.99 times the employee's average annual compensation (including bonuses, if any) during the three years preceding the date of termination; or (ii) the compensation payable for the remaining term of the agreement. The term "good reason" includes the assignment to the employee of duties inconsistent with the employee's then position, a relocation of the Company's office more than 30 miles from the Company's present offices, a failure of the Company to continue in effect any benefit or compensation plan, depriving the employee of any fringe benefit, or the failure of any successor entity to assume the employment agreement.

     On September 1, 1994, the Company entered into an employment agreement with Bernard H. Shuman, Vice President-Technology, for a term of 59 months. The agreement provides for an annual salary to Mr. Shuman of $50,000 for the period from September
1, 1994 to July 31, 1995, and a salary of $105,000 for each twelve month period thereafter. The agreement provides that Mr. Shuman may receive additional compensation and benefits as may be determined from time to time by the Board of Directors. The agreement provides for certain death and disability benefits. The employment agreement may be terminated for cause.

                    Directors' Compensation

     Directors of the Company do not receive any compensation for their services as members of the Board of Directors, but Directors who are not officers of the Company are entitled to reimbursement for expenses incurred in connection with their attendance at meetings and are entitled to participate in the Company's Non-Qualified Stock Option Plan.

                       Stock Option Plan

     The Company and its shareholders adopted a Non-Qualified
Stock Option Plan (the "Plan") pursuant to which 500,000 shares of
Common Stock have been reserved for issuance to employees, officers, directors or consultants of the Company. Options granted pursuant to this Plan will be non-transferable and expire if not exercised after ten years. Options may be granted to employees, consultants, officers and directors of the Company in such amounts and at such prices as determined by the Board of Directors, but the price per share shall not be less than the fair market value of the Company's Common Stock on the date of grant.

              401(k) Plan and Profit-Sharing Plan

     Effective January 1, 1990, the Company adopted a 401(k) Plan and Profit Sharing Plan that covers full-time employees who have attained age 21 and have completed at least one year of service with the Company. Under the 401(k) Plan, an employee may contribute an amount up to 25% of his compensation to the 401(k) Plan on a pre-tax basis not to exceed $9,240 per year (adjusted for cost of living increases). Amounts contributed to the 401(k) Plan are non-forfeitable.

     Under the Profit Sharing Plan, a participant in the plan participates in the Company's contributions to the Plan as of December 31 in any year, with allocations to individual accounts based on annual compensation. An employee does not fully vest an interest in the plan until completion of three years of employment. The Board of Directors determines the Company's contributions to the plan on a discretionary basis. The
Company has not made any contributions to date.

        Certain Relationships and Related Transactions

     Since the late 1960's, Dr. Leonard I. Malis, a director of the Company, on an individual basis, has been a party to royalty arrangements with Johnson & Johnson Professional, Inc. ("J&J"), formerly known as Codman & Shurtleff, Inc., a principal customer of the Company. Dr. Malis has developed and in the future may develop passive hand instruments for J&J with no pecuniary benefits to the Company.

     The Company has entered into a five year lease commencing on July 1, 1995 for approximately 4,200 square feet of office and warehouse space at a base monthly rent of $4,362 with GMM Associates, a Pennsylvania general partnership, whose partners are Jerry L. Malis, Thomas J. Gilloway and Leonard I. Malis, principal shareholders, directors and/or officers of the Company. The related expense for the year ended September 30, 1996 was $51,565 The Company believes the rental payments reflect fair rental value for the space.

     For Fiscal 1996, the Company paid legal fees in the amount of $70,962 to Hale & Schenkman, a law firm in which the son-in-law of Jerry L. Malis is a partner.

     On August 31, 1994, the Company acquired Diversified
Electronic Corporation, a Pennsylvania corporation, ("Diversified") pursuant to an Agreement and Plan of Merger ("Merger Agreement"), in which the Company was the surviving corporation. Pursuant to the Merger Agreement, the Company issued to Bernard H. Shuman, the
President and sole shareholder of Diversified, the following consideration:
(i) cash in the amount of $161,500; (ii) a noninterest bearing note in the amount of $185,000 payable on March 1, 1996; (iii) a noninterest bearing note in the amount of $47,188, payable upon the collection of certain accounts receivable of Diversified; and (iv) 139,334 shares of unregistered common stock of the Company. The note for $47,188 was paid and canceled in October 1994. Pursuant to an agreement between Mr. Shuman and the Company, the $185,000 noninterest bearing note due on March 1, 1996 was paid as follows: $100,000 on March 1, 1996;
$15,000 in April 1996 and $70,000 on August 1, 1996.  On August 1,
1996, the note was canceled.



                INDEPENDENT PUBLIC ACCOUNTANT

     Samuel Klein & Company, a certified public accounting firm, was selected by the Board of Directors to audit the financial statements of the Company for the fiscal year ended September 30, 1996. A representative of Samuel Klein & Company is not expected to be present at the Annual Meeting of Shareholders. The Board has not had an opportunity to consider the selection of the Company's public accountant for fiscal year 1997.

                   COST OF SOLICITATION

     The cost of soliciting proxies in the accompanying form has been or will be borne by the Company.

                  SHAREHOLDER PROPOSALS

     Shareholder proposals intended to be presented at the next annual meeting of shareholders, to be held in 1998, must be received by the Company at 136 Green Tree Road, Oaks, Pennsylvania 19456 by
January 23, 1998.

     It is important that your shares be represented at the meeting. If you are unable to be present in person, you are respectfully requested to sign the enclosed proxy and return it in the enclosed stamped and addressed envelope as promptly as possible.

                            By Order of the Board of Directors,

                            Thomas J. Gilloway, Secretary

Dated: May 22, 1997

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                  VALLEY FORGE SCIENTIFIC CORP.

PROXY FOR THE  ANNUAL MEETING OF STOCKHOLDERS-June 25, 1997

THE UNDERSIGNED HEREBY APPOINTS JERRY L. MALIS AND THOMAS J. GILLOWAY, EACH WITH THE POWER TO APPOINT HIS SUBSTITUTE, AND HEREBY AUTHORIZES THEM TO REPRESENT AND TO VOTE, AS DESIGNATED BELOW, ALL THE SHARES OF COMMON STOCK OF VALLEY FORGE SCIENTIFIC CORP. HELD ON RECORD BY THE UNDERSIGNED ON MAY 22, 1997 AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 25, 1997 OR ANY ADJOURNMENT THEREOF.


1.   ELECTION OF DIRECTORS:

[   ]     FOR ALL NOMINEES:             [   ]     WITHHOLD AUTHORITY
          listed below                            to vote for all nominees
          (except as marked to                    listed below
          the contrary below)

             Jerry L. Malis, Thomas J. Gilloway, Leonard I. Malis
             Bruce A. Murray, Bernard H. Shuman, Robert H. Dick

NSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
NOMINEE, PLACE
AN 'X' IN THE BOX ON THE LEFT AND STRIKE A LINE THROUGH THE NOMINEE'S
NAME LISTED ABOVE.
____________________________________________________________________________

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DISCRETION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

                       Please date and sign exactly as name(s) appear hereon. If signing for an estate, trust or corporation, title or capacity should be stated. If shares are jointly held, each shareholder should sign.

                       _____________________________________________________
                                 (Signature of Stockholder)

                      DATED:                                , 1997

                      Please date and sign this proxy and return it
                           promptly in the enclosed envelope.